Exhibit 99.1

Macquarie Infrastructure Corporation Third Quarter 2016 Earnings Press Release Available on Investor Relations Website

Quarterly financial results accessible online

NEW YORK--(BUSINESS WIRE)--October 31, 2016--Macquarie Infrastructure Corporation (NYSE:MIC) announced that its third quarter 2016 earnings press release and financial results are available on the Investor Relations page of the Company’s website.

MIC posted the press release and additional information to be discussed on its earnings conference call/webcast to its website this afternoon.

Link to Third Quarter 2016 Earnings Press Release:

http://static.macquarie.com/dafiles/Internet/mgl/com/mic/investor-center/quarterly-results/documents/3Q2016/MIC_3Q_2016_EarningsPressRelease.pdf

Link to Third Quarter Financial Results Supplemental Materials:

http://static.macquarie.com/dafiles/Internet/mgl/com/mic/investor-center/quarterly-results/documents/3Q2016/MIC_3Q_2016_Results_SupplementalMaterials.pdf

As previously announced, MIC will host a conference call with investors and analysts to discuss and answer questions about its performance and prospects at 8:00am Eastern Time on November 1, 2016. Interested individuals are invited to access the conference call by dialing +1 650-521-5252 or +1 877-852-2928 at least 10 minutes prior to the scheduled start time. MIC will webcast the conference call live on the company's website.

About MIC

MIC owns, operates and invests in a diversified group of infrastructure businesses providing basic services to customers in the United States. Its businesses consist of a bulk liquid terminals business, International-Matex Tank Terminals, an airport services business, Atlantic Aviation, entities comprising an energy services, production and distribution segment, MIC Hawaii, and entities comprising a Contracted Power and Energy segment. For additional information, please visit the MIC website at www.macquarie.com/mic. MIC-G

MIC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia). The obligations of MIC do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of MIC.

CONTACT:
Macquarie Infrastructure Corporation
Investor enquiries:
Jay A. Davis, 212-231-1825
Investor Relations
or
Mike Hacke, 212-231-6483
Investor Relations
or
Media enquiries:
Melissa McNamara, 212-231-1667
Corporate Communications